UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007

MCG CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-33377	54-1889518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Wilson Boulevard, Suite 3000

Arlington, VA 22209

(Address of principal executive offices and zip code)

(703) 247-7500

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 27, 2007, MCG Capital Corporation issued a press release announcing its dividend for the quarter ending March 31, 2007 and its financial results for the quarter and year ended December 31, 2006. The text of the press release is included as an exhibit to this Form 8-K.

The attached press release contains information calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles, or GAAP, such as distributable net operating income. The Company has included a reconciliation of distributable net operating income to net operating income before investment gains and losses, the most comparable GAAP measure, in the press release.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release dated February 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2007

MCG CAPITAL CORPORATION

By:	/s/ Michael R. McDonnell
Michael R. McDonnell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 27, 2007